EXHIBIT 99.1

Circle Star Energy Appoints Terry W. Dorris as a Director

HOUSTON, TX – (MARKETWIRE – August 17, 2011) – Circle Star Energy Corp. (OTCBB: CRCL) (the “Company”) is pleased to announce the addition of Terry W. Dorris as a Director, effective today, August 17, 2011.

Mr. Dorris is currently employed by The Rudman Partnership of Dallas Texas (“TRP”), which he joined in 2004. TRP was founded by the legendary Texas wildcatter M.B. “Duke” Rudman. As the second highest ranking executive officer, and a minority partner in the Rudman family’s real estate and oil & gas investment business, Mr. Dorris shares in the supervision of all TRP operations, employees and entities. During Mr. Dorris’ tenure at TRP, the firm has administered, owned, bought or sold oil & gas and real estate interests in 24 states, including approximately 2,100 oil and gas wells, and 17,000 acres of undeveloped real estate, as well as residential subdivisions, retail tracts, office buildings, and a surgical hospital in Frisco, Texas.

From 1999 to 2007 Mr. Dorris served as the sole independent Director of Rogue 3 Hospitality Leasing, Inc., formed to facilitate a $500 million motel property sale and lease-back financing transaction, between affiliates of Red Roof Inns, Inc. and Berkshire Hathaway Credit Corporation. In 2001, Mr. Dorris helped launch Cano Energy Corporation, and served as its Executive Vice President, General Counsel, and Secretary. From 1997 to 2000, Mr. Dorris held various positions with the Crescent Real Estate group, serving as a Vice President, General Counsel and Secretary of Crescent Operating, Inc. that operated a portfolio of assets of nearly $1 billion, after serving as the Assistant General Counsel of Crescent Real Estate Equities Company, a publicly held real estate investment trust which owned a portfolio of assets with a value of over $4 billion.

Commencing in 1989 and up to 1997, Mr. Dorris engaged in private law practice in the Dallas/Fort Worth area providing legal counsel to a variety of businesses, including lending institutions, small oil and gas exploration, production and operating companies and their related securities firms, as well as real estate owners and operators. He graduated from The University of Texas at Austin in 1985 with a B.B.A. in Management. Mr. Dorris received his M.B.A. and J.D. (with Honors) degrees from University of Memphis in 1989, where he also served as the Articles Editor for the Law Review.

Company Chairman S. Jeffery Johnson comments, “On behalf of the Circle Star Energy Board of Directors and its shareholders, I want to welcome Mr. Dorris.   I have known Terry for over 20 years and I am extremely excited about the addition of such a quality individual to this Board.   Terry is a man of unquestionable integrity who brings a wealth of knowledge, experience and legal acumen to the Circle Star Board.”  Johnson continues, “As a member of the Circle Star Energy Board of Directors, Mr. Dorris will be a meaningful part of the shareholder value creation that both management and this Board are committed to achieve.”

Further details regarding the Company, its appointments, finances and agreements are filed as part of the Company’s continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934, as amended, filed with the Securities and Exchange Commission’s EDGAR database.

Notice Regarding Forward-Looking Statements
This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new business opportunities and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, the Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information please contact:
David Brow, President
T: (713) 651-0060
david@circlestarenergy.com

Source: Circle Star Energy Corp.